UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2010

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

870 Haliimaile Road, Makawao, Hawaii 96768

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

Maui Land & Pineapple Company, Inc. (the “Company”) issued senior secured convertible notes in the aggregate principal amount of $40 million in July 2008 (the “Notes”).  The Notes mature on July 15, 2013, bear interest at 5.875% per annum and are currently convertible into common stock of the Company at a conversion price of $30 per share.

As previously announced, the Company entered into Convertible Note Purchase Agreements, pursuant to which the Company has agreed to repurchase the Notes, with holders of Notes who hold, in the aggregate, $32.5 million of the principal amount of the Notes, or approximately 81% of all of the Notes currently outstanding.

On July 22, 2010, the Company entered into Convertible Note Purchase Agreements with the holders of the remaining outstanding Notes on the same terms.  In total, the Company has entered into Convertible Note Purchase Agreements with the holders of Notes who hold, in the aggregate, 100% of all of the Notes currently outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: July 27, 2010	By:	/s/ Tim T. Esaki
Tim T. Esaki
Chief Financial Officer